UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2013
(May 30, 2013)

BROWN SHOE COMPANY, INC. (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)

1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

(314) 854-4000 (Registrant's telephone number, including area code)

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders held on May 30, 2013, three proposals described in the Notice of Annual Meeting of Shareholders dated April 17, 2013, were voted upon:

1.
The shareholders elected 5 directors, Ward M. Klein, Steven W. Korn, W. Patrick McGinnis and Diane M. Sullivan, each for a term of three years; and Hal J. Upbin for a term of one year. The voting for each director was as follows:

Directors	For	Withheld	Broker Non-Votes
Ward M. Klein	34,913,572	247,394	2,633,472
Steven W. Korn	34,860,416	300,550	2,633,472
W. Patrick McGinnis	34,594,041	566,925	2,633,472
Diane M. Sullivan	34,931,854	229,112	2,633,472
Hal J. Upbin	34,903,276	257,690	2,633,472

The following directors have terms of office that continue after the meeting: Mario L. Baeza, Ronald A. Fromm, Mahendra R. Gupta, Carla Hendra, Patricia G. McGinnis, Michael F. Neidorff and Harold B. Wright.

2.	The shareholders ratified the appointment of our independent registered public accountants, Ernst & Young LLP. The voting was as follows:

For	Against	Abstaining
37,340,212	418,068	36,158

3.	The shareholders approved the advisory resolution regarding executive compensation (“say on pay”). The voting was as follows:

For	Against	Abstaining	Broker Non-Votes
33,879,066	1,168,870	113,030	2,633,472

Item 8.01 Other Events.

On May 30, 2013, the Board determined that the 2014 Annual Meeting of Shareholders will be held on Thursday, May 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN SHOE COMPANY, INC.
(Registrant)

Date: June 4, 2013	/s/ Michael I. Oberlander
Michael I. Oberlander
Senior Vice President, General Counsel and Corporate Secretary